AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (this "Agreement") made this 21st day of March, 2022, by and between Phil E. Ray, Representing the Sellers ("Sellers Representative") (hereinafter referred to as ("Sellers"), and Dimitar Slavchev Savov and/or nominee ("Purchasers"), setting forth the terms and conditions upon which the Sellers will sell Eleven Million Four Hundred Eighty Nine Thousand (11,489,000) shares of Centennial Growth Equities, Inc., ("Centennial Growth" or the "Company") common stock (the "Shares" or "Common Stock"), personally owned by Sellers, as reflected on Exhibit A, attached hereto, to the Purchasers. The Sellers and the Purchasers may be referred to herein singularly as a "Party" and collectively, as the "Parties".

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Sellers and Purchasers have appointed J. M. Walker & Associates, Attorneys At Law, to act as the Escrow Agent ("Escrow Agent") for this transaction and to receive and hold all consideration received from the Purchasers for the sale of the Shares and all documents ("Documents") stock certificates and corporate records of Centennial Growth, in the J. M. Walker & Associates, Attorneys At Law COLTAF Trust Account, (the "Escrow Account") unless other arrangements are agreed to by all parties.

WHEREAS, the Purchasers, Sellers and Escrow Agent, have entered into an ESCROW AGREEMENT dated hereto.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SECURITIES

1.01 Sale. Subject to the terms and conditions of this Agreement, the Sellers agrees to sell the Shares, and the Purchasers shall purchase the Shares, for a total of One Hundred Forty Thousand Dollars (U.S.) ($140,000.00 (the "Purchase Price" or "Funds"). This is a private transaction between the Sellers and Purchasers.

1.02 Escrow Agent. The Sellers and Purchasers hereby appoint Jody M. Walker, Attorney at Law to act as the Escrow Agent ("Escrow Agent") as to the distribution of the Purchase Price Funds received for the sale of the Shares and distribution of the shares and documents of Centennial Growth to be held in the Escrow Account.

1.03 Deposit: Upon execution of this agreement, Purchasers shall make, by wire transfer, a deposit (the "Deposit") in the amount of Forty-Five Thousand Dollars ($45,000.00), to the J. M. Walker Attorneys At Law COLTAF Trust Account (Escrow Account") on or before March 21, 2022, for the Shares being sold by the Sellers. The deposit shall become non-refundable after ten (10) days from the signing of this Agreement. The amount deposited will be held in the Escrow Account until Closing, (as defined in Section3.01 of this Agreement) or until ordered released as per other sections of this Agreement.

The Deposit shall be fully refundable for a period of ten days from the signing of this Agreement for any reason or no reason (the "Due Diligence Period"). After the Due Diligence Period, the Deposit will be non-refundable unless the Sellers fail to fulfill all things to be completed pursuant to the terms of this Agreement and outlined in Section 2.12 and Section 3.02 of this Agreement. In addition if, after signing this Agreement and prior to the Closing, in performing due-diligence, either party ("Discovery Party"), discovers something of significance that was not previously revealed that changes the structure and intent of this Agreement, the Discovery Party will notify the other party of the subject of concern and their intention to terminate this Agreement and the request for the refund of the Deposit, in writing, addressed to the individuals and addresses listed in Article VI, Section 6.09 of this Agreement. The Responding Party shall have ten (10) days after receiving the request for the refund of the Deposit to correct the issue to the reasonable satisfaction of the Discovery Party or the Deposit will be refundable to the Purchasers by the Escrow Agent.

The account wire instructions for the Deposit herein and payment pursuant to Sections 1.04 and 3.02(b)(i) are as follows:

First Bank of Colorado
Englewood, Colorado 80155
800-964-3444
ABA Routing # 107005047
SWIFT code FBCRUS51

FOR THE ACCOUNT OF:
Jody M. Walker
COLTAF Trust Account
7841 South Garfield Way
Centennial, Colorado 80122
Account # 419-123-1973

As soon as reasonably practicable after receipt of the Deposit by the Escrow Agent, Sellers will forward by Google Drive or Drop-box, or by email, for review by the Purchasers, any and all documents of Centennial Growth which Purchasers might request.

Purchasers will provide Sellers with the information as requested by the Sellers concerning the Purchasers, including information on its directors elect.

1.04 Balance of Purchase Price. It is agreed that the full amount of the Purchase Price will be wire transferred to the Escrow Account on or before April 11, 2022, and that the Closing will take place contemporaneous with such payment. It is agreed that all of the Shares shall remain in the Escrow Account until the full amount of $140,000.00 has been paid into Escrow, after which the Closing on the sale of the shares shall take place and all stock certificates, stock powers and corporate documents listed in paragraphs 2.12, 2.13 and 3.02 below, and the full amount of $140,000.00 shall be disbursed as per instructions of the Sellers.

This Agreement may be terminated unilaterally by Sellers if: (i) the balance of the Purchase Price for the Shares is not paid in full on or before April 11, 2022, unless an extension of time is agreed to in writing by both parties; or (ii) Purchasers has failed to comply with all material terms of this Agreement. Upon such termination, all consideration paid by Purchasers shall be delivered to Sellers in accordance with the terms of the Escrow Agreement. Upon the payment of the total Purchase Price of $140,000.00 by the Purchasers to the Sellers for the Shares, by wire transfer to the Escrow Account,

and the receipt of all items outlined below which shall be provided by the Sellers, the Closing will take place immediately unless extended by the parties signing this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Sellers represents and warrants to the Purchasers the following:

2.01 Organization; Centennial Growth is a Colorado corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Colorado and elsewhere (if required). All actions taken by the incorporators, directors and/or shareholders of Centennial Growth have been valid and in accordance with the laws of the state of Colorado. Centennial Growth is a fully reporting company with the Securities Exchange Commission, ("SEC"). It is understood by all parties that the symbol previously assigned to Centennial Growth (CGEQ) has been made inactive by FINRA, and FINRA has informed the Company that to get symbol active again that a stock broker will need to either make a trade in the stock and request to FINRA to reactive the symbol, or a brokerage firm will need to file a new 15c2-11 on the Company. It is also agreed that the Company and Mr. Ray will supply the Purchasers and a stock broker of their choosing all information that is available that would be needed to file a Form 15c2-11 with FINRA. The responsibility for getting a new symbol or the previous symbol (CGEQ) active will be that of the Purchasers.

Immediately following the Closing, the Purchasers shall file all required filings with any state and federal regulators, including the Securities and Exchange Commission (the "SEC"), disclosing the acquisition of the Shares by the Purchasers, the change of control of the corporations, all changes to the officers and directors, and all such additional disclosure as is required to keep the corporation in good standing with any and all regulatory bodies having authority.

The Purchasers understands that the Seller will have no responsibility whatsoever for any filings made by Centennial Growth in the future, either with the SEC, FINRA or with the State of Colorado.

2.02 Capital. The authorized capital stock of Centennial Growth consists of 90,000,000 shares of Common Stock, $0.001 par value, of which 13,203,000 shares of Common Stock are issued and outstanding. Centennial Growth has 10,000,000 shares of preferred stock authorized of which none are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Centennial Growth to issue or to transfer from treasury any additional shares of its capital stock.

None of the outstanding shares of Centennial Growth are subject to any stock restriction agreements or the beneficiary of any agreements requiring the Company to register shares under the Securities Act of 1933, as amended (the "Securities Act"). There are approximately 55 shareholders of record of Centennial Growth plus shares in street name. All of such shareholders have valid title to such Shares and acquired their Shares in a lawful transaction and in accordance with Colorado corporate law and the applicable securities laws of the United States and their respective states of residence.

2.03 Financial Statements. The financial statements of the Company included in its SEC Reports have been prepared in accordance with the rules and regulations of the SEC and fairly present

the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

Except as set forth in the Company's financial statements included in its Form 10-12G filed on January 21, 2021 and the Form 10-K filed on March 3, 2022 for the year end of 2021, the Company has no material liabilities (contingent or otherwise). At Closing, the Company will not be a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.04 Filings with Government Agencies. The Company is a reporting company and it files periodic reports with the Securities Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's common stock is not included for quotation on any exchange at this time. Centennial Growth has filed all required reports and other documents with the SEC, including the most recent Annual Report for the year end 2020 and the most recent quarterly report on Form10Q for the quarter ending September 30, 2021.

Centennial Growth has made all required filings with the State of Colorado that might be required, and is current in its filings and reporting to the state of Colorado and the SEC. Upon the purchase of the Shares by the Purchasers, the Purchasers will have the full responsibility for causing the Company to file any and all documents required by the Securities and Exchange Commission, and/or any other government agency that may be required. The Sellers will supply the Purchasers with all information that is currently available regarding Centennial Growth and to cause its auditor to cooperate with the Company's new auditor, if one should be appointed.

The Purchasers understands that the Sellers will have no responsibility whatsoever for any filings made by Centennial Growth in the future, including, but not limited to filings either with the SEC, FINRA, OTC Markets or with the State of Colorado.

2.05 Liabilities. It is understood and agreed that the purchase of the Shares is predicated on Centennial Growth not having any liabilities at closing. Centennial Growth shall not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at Closing. Sellers are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Centennial Growth or its Shares. To the best of knowledge of the Sellers, there is no dispute of any kind between Centennial Growth and any third party, and no such dispute will exist at the Closing of this transaction and at Closing, except as set forth herein. Centennial Growth will be free from any and all liabilities, liens, claims and/or commitments.

2.06 Tax Returns. The Company has filed all state and federal tax returns required to be filed by it for past years and will file state and federal tax returns for the year end of 2021. As of Closing, to the best of knowledge of the Sellers, there shall be no taxes of any kind due or owing.

2.07 Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Sellers and Centennial Growth and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Sellers, Centennial Growth or the officers, directors or Sellers is a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Sellers or Centennial Growth (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Centennial Growth or upon the shares of Centennial Growth to be acquired by the Purchasers.

2.8 Contracts, Leases and Assets. Centennial Growth is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to another party or Centennial Growth has been released from its obligations thereunder) other than the normal contract with the Transfer Agent, except as described in documents filed with the SEC or as disclosed to the Purchasers. No person holds a power of attorney from Centennial Growth or the Sellers. At the Closing, Centennial Growth will have no assets or liabilities or any obligations, which would give rise to a liability in the future.

2.9 Compliance with Laws. To the best of knowledge of the Sellers, Centennial Growth has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation. To the best of the knowledge of the Sellers, Centennial Growth has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities and has filed all reports required to be filed with the SEC.

At the time that Centennial Growth sold Shares to the Sellers, Centennial Growth was entitled to use the exemptions provided by the Securities Act relative to the sale of their Shares. The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchasers, and the Sellers makes no representation as to whether the Shares are subject to trading restrictions under the Securities Act and the rules promulgated thereunder.

2.10 Litigation. To the best of the knowledge of the Sellers, Centennial Growth is not a party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Centennial Growth. Centennial Growth is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11 Conduct of Business. Prior to the Closing, Centennial Growth shall conduct its business in the normal course, and shall not (without the prior written approval of Purchasers) (i) sell, pledge, or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction or (vi) enter into any other transaction or (vii) enter into an agreement to do any of the forgoing.

2.12 Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted at the Closing:

(i) Certificate of Incorporation and all amendments thereto;

(ii) Bylaws and all amendments thereto;

(iii) Minutes and Consents of Shareholders readily available to Company in electronic format;

(iv) Minutes and Consents of the board of directors readily available to Company in electronic format;

(v) List of officers and directors;

(vi) Certificate of Good Standing from the Secretary of State of Colorado.

(vii) Current Shareholder list from the Transfer Agent.

(viii) Copies of the Company's agreements with its transfer agent, auditor and Edgar agent if, in each case, the terms of such agreement require the Company to pay any amount if it elects to terminate such agreement.

2.13 Closing Documents. All minutes, consents or other documents pertaining to Centennial Growth to be delivered at the Closing shall be valid and in accordance with the laws of Colorado.

2.14 Title. The Sellers have good and marketable title to all of the Shares being sold by them to the Purchasers pursuant to this Agreement, and upon payment of the Purchase Price, Purchasers will have good and marketable title to the Shares subject only to such liens thereon as may be created by Purchasers.

The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Sellers are not a party to any agreement, which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree, which would, as a result of the purchase of the Shares by Purchasers (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.15 Transfer of Shares. The Sellers will have the responsibility for sending all certificates representing the shares being purchased, along with the proper Stock Powers with Bank Signature Guarantees with notarization and/or other similar certificates which is acceptable to the Transfer Agent and to the Escrow Agent for delivery to the Purchasers at Closing.

The Purchasers will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for Centennial Growth to have the certificates changed into their respective names and denominations and the Purchasers shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.16 Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
CLOSING

3.01 Closing for the Purchase of Common Stock. The Closing (the "Closing") of this transaction for the Shares of Common Stock being purchased will occur when all of the documents and consideration described in Paragraphs 2.12 above and in 3.02 below, have been delivered or other arrangements have been made and agreed to by the Parties. If the Closing does not occur on or before April 11, 2022, then either party may terminate this Agreement upon written notice.

This Agreement can be terminated by either party as described in Section 1.03 above..

3.02 Documents and Payments to be Delivered at Closing. As part of the Closing of the Common Stock purchase, those documents listed in 2.12 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing:

(a) By the Sellers:

(i) stock certificate or certificates, along with stock powers with signature guarantee acceptable to the Transfer Agent, representing the Shares, endorsed in favor of the name or names as designated by Purchasers or left blank, and such corporate authorization as may be required.

(ii) the resignation of all officers of Centennial Growth;

(iii) the resignations of directors of Centennial Growth and the appointment of new Directors as designated by the Purchasers.

(iv) true and correct copies of all of the business and corporate records of Centennial Growth, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist and

(v) such other documents of Centennial Growth as may be reasonably required by Purchasers, if available.

(b) By Purchasers:

(i) wire transfer to the J. M. Walker & Associates, Attorneys At Law COLTAF Trust Account the amount of $95,000.00, representing the balance of the payment for the Purchase Price for the Shares.

ARTICLE IV
INVESTMENT INTENT:

The Purchasers represents warrants and covenants to the Sellers the following:

4.01 Transfer Restrictions. Purchasers (and or assigns) agree that the shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the act.

4.02 Investment Intent. The Purchasers are acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03 No Advertisement. The Purchasers acknowledge that the Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement of any kind.

4.04 Knowledge and Experience. The Purchasers acknowledges that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchasers acknowledges that Sellers has given them and all of their counselors' access to all information relating to Centennial Growth business that they or any one of them have requested. The Purchasers acknowledge that they have sufficient business and financial experience,

and knowledge concerning the affairs and conditions of Centennial Growth so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05 Restrictions on Transferability. The Purchasers are aware of the restrictions of transferability of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

> **(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.**

(b) The Purchasers understand that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

(c) Centennial Growth and/or Sellers have neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the shares being purchased, or any other shares of Centennial Growth, and in the absence of such a registration statement or exemption, the Purchasers may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06 Accredited Investor. Each Purchasers is an "Accredited Investor" as defined in Regulation D of the Securities Exchange Act of 1934.

4.07 Future Business of Centennial Growth. The Purchasers represent that after the Closing of this transaction, the Purchasers will either carry on the existing business of Centennial Growth or vend in a legitimate business. After Closing, the Purchasers covenant not to manipulate or participate in manipulating the share price of Centennial Growth in a "pump and dump" scheme.

4.08 Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. The Purchasers confirms that the funds representing the Purchase Price will not represent proceed of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchasers are in compliance with, and have not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the Centennial Growth applicable to the Purchasers and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

4.09 Representations. All Representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE V
REMEDIES

5.01 Arbitration. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Colorado in

accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02 Termination. In addition to any other remedies, the Purchasers may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all material terms of this Agreement, have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction, or the transfer agent refuses to register Shares in the name of the Purchasers.

5.03 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04 Indemnification Non-Exclusive The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI
MISCELLANEOUS

6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

6.05 Entire Agreement. This Agreement, including any and all attachments hereto, and including the Escrow Agreement, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.06 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed

severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07 Significant Changes The Sellers understand that significant changes may be made in the capitalization and/or stock ownership of Centennial Growth, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of Centennial Growth.

6.08 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

6.09 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after deposit with a recognized overnight courier, if prepaid and duly addressed to the party to whom notice is given.

If to the Sellers:

Phil E. Ray
11069 East Kilarea Ave. 180
Mesa, Arizona
Phone 303-725-7935
Email: phil@venturevest.com

If to the Purchasers:

Dimitar Slavchev Savov
61 Nishava Str. Ent. A Floor 3 Apt 6
Sofia 1680
Republic of Bulgaria
Phone: 00 359 88 99 88 313
Email: dimitar.savov@ymail.com

6.10 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement

6.11 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.13 Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the Laws of the State of Colorado (regardless of its

conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

6.14 Exclusive Jurisdiction and Venue. The Parties agree subject to the Courts of the State of Colorado shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the Transactions contemplated herein.

6.15 Attorneys Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such breach of a covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first written above.

SELLERS:

PHIL E. RAY

BY: Phil E. Ray
Phil E. Ray

VENTUREVEST CAPITAL, INC.

By: Phil E. Ray
Phil E. Ray, President

PURCHASERS: DIMITAR SLAVCHEV SAVOV

By: ______________________
Dimitar Slavchev Savov

CENTENNIAL GROWTH EQUITIES, INC.
EXHIBIT A
SELLING SHAREHOLDERS

Phillip E. Ray	4,400,000
Venturevest Capital Corp.	4,150,000
DLR Associates	2,610,000
Darin Ray	329,000
TOTAL	**11,489,000**